PRESS RELEASE

SiriusPoint Announces Steve Yendall as Chief Financial Officer

Hamilton, Bermuda, October 12 2022 - SiriusPoint Ltd. (“SiriusPoint” or the “Company”) (NYSE: SPNT), a global specialty insurer and reinsurer, has announced the appointment of Steve Yendall as Chief Financial Officer, effective October 31st 2022.

Steve, who brings twenty-five years of re/insurance industry experience to SiriusPoint, will report to Chief Executive Officer Scott Egan as a member of SiriusPoint’s Executive Leadership Team.

Scott Egan commented: “Steve has an accomplished financial background with considerable experience in the Property & Casualty insurance industry. He also has a strong track record of leading successful transformational change - he will be an invaluable asset to SiriusPoint as we execute on our short-term priorities and longer-term strategic objectives. I am delighted to welcome Steve to SiriusPoint and look forward to working with him again.”

Steve was most recently Managing Director at Guy Carpenter, Canada and North America. Prior to that, Steve was CFO and COO at RSA Canada Group, where he also served as a member of RSA Canada Group of Companies Board of Directors, and RSA Insurance Agency Inc. (RSAIA) Board of Directors. Steve has held numerous financial, operational and insurance advisory roles over his career at companies including RSA Canada Group, Ernst & Young, and Accenture.

Steve replaces current SiriusPoint CFO David Junius, who has resigned to pursue other opportunities. Scott Egan said: “On behalf of the SiriusPoint team, I would like to thank David Junius for his contribution to our Company and wish him well in his future endeavours.”

About SiriusPoint

SiriusPoint is a global insurer and reinsurer providing solutions to clients and brokers in almost 150 countries. Bermuda-headquartered with offices in New York, London, Stockholm and other locations around the world, we are listed on the New York Stock Exchange (SPNT). We have licenses to write Property & Casualty and Accident & Health insurance and reinsurance globally. Our offering and distribution capabilities are strengthened by a portfolio of strategic partnerships with Managing General Agents and technology-driven insurance services companies within our Insurance & Services division. With over $3 billion total capital, SiriusPoint’s operating companies have a financial strength rating of A- (Excellent) from AM Best, S&P and Fitch. For more information, please visit www.siriuspt.com.

Contacts

Investor Relations
Clare Kerrigan, SiriusPoint
clare.kerrigan@siriuspt.com
+44 7970695959

Media
Sarah Hills, Rein4ce
sarah.hills@rein4ce.co.uk
+44 7718882011

Forward-Looking Statements
We make statements in this report that are forward-looking statements within the meaning of the U.S. federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. Federal securities laws. These statements involve risks and uncertainties that could cause actual results to differ materially from those contained in forward-looking statements made on behalf of SiriusPoint. SiriusPoint is also

PRESS RELEASE

subject to risks and uncertainties in connection with its ordinary course business, including the impact of general economic conditions and conditions affecting the insurance and reinsurance industry, the adequacy of our reserves, fluctuation in the results of operations; pandemic or other catastrophic event, such as the ongoing COVID-19 outbreak; uncertainty of success in investing in early-stage companies, such as the risk of loss of an initial investment, highly variable returns on investments, delay in receiving return on investment and difficulty in liquidating the investment; the costs, expense and difficulties of the integration of the operations of Third Point Reinsurance Ltd. and Sirius International Insurance Group, Ltd.; our ability to assess underwriting risk, trends in rates for property and casualty insurance and reinsurance, competition, investment market and investment income fluctuations, trends in insured and paid losses, regulatory and legal uncertainties and other risk factors described in SiriusPoint’s Annual Report on Form 10-K for the period ended December 31, 2021. Except as required by applicable law or regulation, we disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, or new information, data or methods, future events or other circumstances after the date of this report.